UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 17, 2009

Datalink Corporation

(Exact name of registrant as specified in its charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices) (Zip Code)

952-944-3462

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 17, 2009, we completed our acquisition of the reseller business of Incentra, LLC, a Delaware limited liability company, which business provides technology, consulting and outsourcing services to mid-tier and large enterprise companies in the financial services, life sciences, insurance, healthcare, media, manufacturing and education sectors.  The Incentra reseller business designs, procures, implements and supports data center solutions composed of technologies including storage, networking, security and servers from leading manufacturers.  Incentra’s managed services portfolio and related operations were not included in the transaction.  We accomplished the acquisition through the purchase of substantially all of the assets of Incentra’s reseller business pursuant to an Asset Purchase Agreement dated December 17, 2009 (the “Asset Purchase Agreement”).

Under the Asset Purchase Agreement, we paid Incentra a purchase price of $8.8 million at closing, of which we held back $440,000 as security for certain indemnification obligations of Incentra.  In addition, we paid Incentra $5 million for the working capital associated with Incentra’s reseller business through the delivery of $2 million in cash and a $3 million secured promissory note.  The $5 million working capital payment is subject to post-closing adjustments, either upward or downward, in connection with the amount, if any, that Incentra’s actual working capital at the closing date was greater or less than $5 million.  We will make any downward adjustments on a dollar-for-dollar basis.  We will make any upward adjustments in the amount of $0.50 for each dollar by which actual working capital at closing, after taking into account the collection of accounts receivable and the payment of accounts payable through June 30, 2010, exceeded $5 million.  The promissory note is secured by the assets we purchased under the Asset Purchase Agreement.

As part of the transaction, we assumed certain liabilities of Incentra’s reseller business, including certain trade payables relating to the reseller business.  The Asset Purchase Agreement contains customary and negotiated representations, warranties and post-closing covenants, including indemnification covenants.

We qualify the foregoing description of the Asset Purchase Agreement in its entirety by reference to the full text of the Asset Purchase Agreement.  We are filing a copy of the Asset Purchase Agreement as Exhibit 2.1 to this report.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

We incorporate the disclosures set forth under Item 1.01 above herein by this reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(c)           Election of M. Shawn O’Grady as an Executive Officer.  In connection with the closing under the Asset Purchase Agreement on December 17, 2009, we elected M. Shawn O’Grady as our Executive Vice President – Strategy and Operations and entered into an employment agreement with him.

Mr. O’Grady, age 46, served as President and Chief Executive Officer of Incentra, LLC between October and December 2009.  Mr. O’Grady served as President and Chief Operating Officer of Incentra, LLC and Incentra Solutions from October 2005 to October 2009.  Prior to his employment with Incentra Solutions, Mr. O’Grady was employed by Siemens Business Services (“SBS”), the information technology (IT) services division of Siemens AG.  From June 2004 until October 2005, Mr. O’Grady was the Senior Vice President and Business Unit General Manager, Consulting and Integration, of SBS.  From

October 2002 until June 2004, Mr. O’Grady served as SBS’s Senior Vice President, Business Development.  From October 2000 until October 2002, Mr. O’Grady was the Senior Vice President, Regional Business Unit of SBS.

Mr. O’Grady’s employment agreement has an initial two year term.  On each successive second anniversary, the term will automatically extend so as to terminate on the earlier of two years from the renewal date or the first day of the month next following Mr. O’Grady’s 65th birthday, unless we give 90 days’ notice of our election not to renew.  Mr. O’Grady will receive an annual base salary of $275,000, subject to review and adjustment.  He is also entitled to receive an annual cash bonus based on the achievement of financial and business milestones established by our compensation committee.  Mr. O’Grady’s target bonus will be a percentage of his annual base salary as set periodically by the compensation committee for the level of achievement of the financial and business milestones.  Mr. O’Grady will also receive additional benefits and compensation in such form and to such extent as provided to other senior executive officers.

In connection with his employment, we have awarded Mr. O’Grady 75,000 restricted shares of our common stock.  These shares vest 50%, 25% and 25% on the second, third and fourth anniversaries of his employment, provided he has been in our continuous employment through each vesting date.  He will receive dividends on the awarded shares only if vested and be entitled to vote them whether or not vested.  The vesting will accelerate in full if we terminate Mr. O’Grady’s employment without “cause” or if he voluntarily terminates his employment for “good reason” (both as defined in the agreement).    Unvested shares will also immediately vest upon a change of control of us (as defined in the employment agreement) but only if (i) Mr. O’Grady is continuously employed to the date of the change of control and (ii) in most circumstances, the change of control price (as defined in the employment agreement) exceeds $3.93 per share.

The employment agreement also provides that if we terminate Mr. O’Grady’s employment without “cause” or if Mr. O’Grady resigns for “good reason,” he would receive (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus and (iii) a single lump sum equal to his annual base salary.   In addition, we would pay or reimburse him for 18 months of premiums for COBRA coverage.

During and for one year after termination of employment with us, Mr. O’Grady will be restricted from participating in certain competitive businesses and from soliciting our employees and customers.

We qualify the above summary of Mr. O’Grady’s employment agreement by reference to the full text of his agreement, which is filed as Exhibit 10.1 to this report.

(f)            Grant of Restricted Stock to Executive Officers;  Salary Adjustments.  On December 17, 2009, we awarded Gregory T. Barnum, our Vice President – Finance and Chief Financial Officer, and Robert R. Beyer, our Executive Vice President – Sales & Services, 48,250 and 28,000 restricted shares of our common stock, respectively.  These shares will vest if (i) we achieve 100% of our 2010 internal budget for non-GAAP operating income (which budget we have not yet set) and (ii) the executive remains employed with us through 2011.  Messrs. Barnum and Beyer will receive dividends on the awarded shares only if vested and be entitled to vote them whether or not vested.

In addition, we increased Messrs. Barnum and Beyer’s base salaries to $250,000 and $275,000, respectively.  These new base salary rates are effective as of January 1, 2010.

Item 8.01.  Other Events.

On December 17, 2009, we issued a press release announcing completion of our acquisition of Incentra’s reseller business, which press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  We intend to provide the financial statements of the acquired Incentra reseller business for the periods specified in Rule 3-05(b) of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form.

(b)           Pro Forma Financial Information.  We intend to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) (and 9.01(a)(4)) of this Form.

(d)           Exhibits.

2.1           Asset Purchase Agreement dated December 17, 2009, by and between Datalink Corporation and Incentra, LLC.

10.1         Employment Agreement dated December 17, 2009 with M. Shawn O’Grady.

99.1         Press release dated December 17, 2009 (furnished pursuant to Item 8.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATALINK CORPORATION

Date: December 22, 2009	By	/s/ Gregory T. Barnum
Gregory T. Barnum, Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement dated December 17, 2009, by and between Datalink Corporation and Incentra, LLC.

10.1	Employment Agreement dated December 17, 2009 with M. Shawn O’Grady.

99.1	Press release dated December 17, 2009 (furnished pursuant to Item 8.01).